UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

EPIC STORES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-55511	45-5355653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20805 North 19th Avenue, #2, Phoenix, AZ		85027
(Address of principal executive offices)		(Zip Code)

(855) 636-3742
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 5, 2016, we entered into an Assignment Agreement (the “Assignment Agreement”) with Titan Investments, LLC (“Titan”) and ZSL Trust Dated March 12, 2010 (“ZSL”), whereby ZSL agreed to assume our debt to Titan in the amount of $450,000 (the “Loan”). Titan is an entity controlled by Brian Davidson.

As consideration for the assumption of the Loan by ZSL, we agreed to issue a convertible note (the “Note”) to ZSL in the principal amount of $450,000. The Note will have a maturity date of September 30, 2016 and bear interest at the rate of 4% per annum. The principal amount of the Note and accrued interest thereon will be convertible, at the option of ZSL, into shares of our common stock at a conversion price of $0.90 per share.

We intend to issue these securities in reliance on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) of the Securities Act of 1933.

Brian Davidson is President, Chief Executive Officer, Secretary, Treasurer and director of our company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this current report on Form 8-K is responsive to this item.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Assignment Agreement dated April 5, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	EPIC STORES CORP. By: /s/ Brian Davidson Brian Davidson President, Chief Executive Officer, Secretary, Treasurer and Director

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